UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Skyworks Solutions, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V63186-P25757 SKYWORKS SOLUTIONS, INC. ATTN: CORPORATE SECRETARY 5260 CALIFORNIA AVENUE IRVINE, CA 92617-3073 2025 Annual Meeting of SKYWORKS SOLUTIONS, INC. May 14, 2025, at 11:00 a.m. PDT Exclusively via live audio webcast at www.virtualshareholdermeeting.com/SWKS2025 Vote by 11:59 p.m. EDT on May 13, 2025 for shares held directly and by 11:59 p.m. EDT on May 9, 2025 for shares held in the 401(k) Plan. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on May 14, 2025 You invested in SKYWORKS SOLUTIONS, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. Get informed before you vote View the Annual Report and Proxy Statement online by visiting www.ProxyVote.com OR you can receive a free paper or email copy of the proxy material(s) by requesting prior to April 30, 2025. If you would like to request a copy of the proxy material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote Virtually at the Meeting* May 14, 2025 11:00 a.m. PDT Virtually at: www.virtualshareholdermeeting.com/SWKS2025 You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V63187-P25757 THIS IS NOT A VOTABLE BALLOT This is an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. 1. To elect the following nine individuals nominated to serve as directors of the Company with terms expiring at the next Annual Meeting of Stockholders. Nominees: 1a. Christine King For 1b. Alan S. Batey For 1c. Kevin L. Beebe For 1d. Philip G. Brace For 1e. Eric J. Guerin For 1f. Suzanne E. McBride For 1g. David P. McGlade For 1h. Robert A. Schriesheim For 1i. Maryann Turcke For 2. To ratify the selection by the Company’s Audit Committee of KPMG LLP as the independent registered public accounting firm for the Company for fiscal year 2025. For 3. To approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s Proxy Statement. For 4. To approve a stockholder proposal regarding simple majority vote. None 5. To approve a stockholder proposal regarding disclosure of Scope 3 greenhouse gas emissions. Against